SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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Crown Crafts, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CROWN CRAFTS, INC.

916 South Burnside Avenue
Gonzales, Louisiana 70737
(225) 647-9100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on August 10, 2004

      The annual meeting of stockholders of Crown Crafts, Inc. (“Crown Crafts” or the “Company”) will be held at the Company’s executive offices, located at 916 South Burnside Avenue, Third Floor, Gonzales, Louisiana, on August 10, 2004, at 10:00 a.m., central daylight time, for the following purposes:

1. to elect three members to the board of directors to hold office for a three-year term;

2. to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending April 3, 2005; and

3. to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

      These items of business are described in the attached proxy statement. The board of directors has fixed June 11, 2004 as the record date to determine the stockholders entitled to notice of and to vote at the annual meeting. Only those stockholders of record of Crown Crafts Series A common stock as of the close of business on that date will be entitled to vote at the annual meeting or at any adjournment or postponement thereof.

      The board of directors recommends that you vote FOR the election of the nominee directors and the ratification of the independent auditors.

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING RETURN ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO AT ANY TIME BEFORE THE VOTING BY DELIVERING TO CROWN CRAFTS A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

By Order of the Board of Directors,

OLIVIA WOODYEAR
Secretary/Treasurer

CROWN CRAFTS, INC.

916 South Burnside Avenue
Gonzales, Louisiana 70737

PROXY STATEMENT

       This proxy statement and the accompanying form of proxy (which were first sent or given to stockholders on or about July 13, 2004) are furnished to stockholders of Crown Crafts, Inc. (“Crown Crafts” or the “Company”) in connection with the solicitation by and on behalf of the board of directors of the Company of proxies for use at the annual meeting of the Company’s stockholders to be held at the Company’s executive offices, located at 916 South Burnside Avenue, Third Floor, Gonzales, Louisiana, on August 10, 2004, at 10:00 a.m., central daylight time, and any adjournment or postponement thereof.

      The annual meeting is being held for the following purposes:

(i) to elect three members to the board of directors to hold office for a three-year term;

(ii) to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending April 3, 2005; and

(iii) to transact any other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Record Date; Outstanding Shares; Shares Entitled to Vote

      Only holders of record of Crown Crafts Series A common stock at the close of business on the record date, June 11, 2004, are entitled to notice of and to vote at the annual meeting. As of the record date, there were 9,504,937 shares of Crown Crafts Series A common stock outstanding and entitled to vote at the annual meeting, held by approximately 728 holders of record. A list of the Company’s stockholders will be available for review at the Company’s executive offices during regular business hours for a period of ten days before the annual meeting. Each holder of Crown Crafts Series A common stock is entitled to one vote for each share of Crown Crafts Series A common stock he or she owned as of the record date.

Quorum and Vote Required

      A quorum of stockholders is necessary to hold a valid annual meeting. The presence, in person or by proxy, of shares of Crown Crafts Series A common stock representing a majority of shares of Crown Crafts Series A common stock outstanding and entitled to vote on the record date is necessary to constitute a quorum at the annual meeting. Abstentions and broker “non-votes,” discussed below, count as present for establishing a quorum.

      The affirmative vote of the holders of a majority of the shares of the Company’s Series A common stock present or represented by proxy at the annual meeting is required to ratify the appointment of Deloitte & Touche LLP. Directors are elected by a plurality of the votes cast, which means the three nominees who receive the largest number of properly cast votes will be elected as directors of Crown Crafts.

      As of the record date for the annual meeting, the Company’s directors and executive officers as a group beneficially owned and were entitled to vote approximately 792,215 shares of the Company’s Series A common stock, or approximately 8.3% of the outstanding shares of the Company’s Series A common stock on that date. This amount excludes approximately 10,310 shares of the Company’s Series A common stock held by the members of the immediate families of certain officers and directors of Crown Crafts; these officers and directors disclaim beneficial ownership of such shares.

Voting; Proxies; Revocation

      You may vote by proxy or in person at the annual meeting.

      Voting in Person. If you plan to attend the annual meeting and wish to vote in person, you will be given a ballot at the annual meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the annual meeting, you must bring to the annual meeting a proxy from the record holder of the shares authorizing you to vote at the annual meeting.

      Voting by Proxy. You should vote your proxy even if you plan to attend the annual meeting. You can always change your vote at the annual meeting. Your latest dated vote before the annual meeting will be the vote counted. Voting instructions are included on your proxy card. If you properly grant your proxy and submit it to the Company in time to vote, one of the individuals named as your proxy will vote your shares as you have directed. If no instructions are indicated on a properly executed proxy card or voting instruction, the shares will be voted “for” the election of all of the director nominees and ratification of the independent auditors.

      If other matters properly come before the annual meeting, the shares represented by proxies will be voted, or not voted, by the individuals named in the proxies in their discretion.

      You may submit your proxy through the mail by completing your proxy card, and signing, dating and returning it in the enclosed, pre-addressed, postage-paid envelope. To be valid, a returned proxy card must be signed and dated.

      If you are not the record holder of your shares, you must provide the record holder of your shares with instructions on how to vote your shares. If your shares are held by a bank, broker or other nominee, that bank, broker or nominee may allow you to deliver your voting instructions by telephone. If your shares are held by a broker, you may also be allowed to deliver your voting instructions over the Internet. Stockholders whose shares are held by a bank, broker or other nominee should refer to the voting instruction card forwarded to them by that bank, broker or other nominee holding their shares.

      Revocation of Proxy. You may revoke your proxy at any time before it is voted at the annual meeting by:

•	delivering to the Secretary of Crown Crafts a signed notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	granting a new proxy, relating to the same shares and bearing a later date; or

•	attending the annual meeting and voting in person.

      If your shares are held in the name of a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so.

      Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to: Crown Crafts, Inc., 916 South Burnside Avenue, Gonzales, Louisiana 70737.

      Abstentions and Broker Non-Votes. Shares of Crown Crafts Series A common stock held by persons attending the annual meeting but not voting, and shares of Crown Crafts Series A common stock for which the Company has received proxies but with respect to which holders of those shares have abstained from voting, will be counted as present at the annual meeting for purposes of determining the presence or absence of a quorum for the transaction of business at the annual meeting. Because directors are elected by a plurality of votes cast, abstentions will not be counted in determining which nominees received the largest number of votes cast.

      Shares represented by proxies that reflect a broker “non-vote” will be counted for purposes of determining whether a quorum exists. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares. Because directors are elected by a plurality of votes cast, broker non-votes will not be counted in determining which nominees received the largest number of votes cast.

      Proxy Solicitation. Crown Crafts will bear the costs of printing and mailing this proxy statement, as well as all other costs incurred on behalf of the Company’s board of directors in connection with its solicitation of proxies from the holders of Crown Crafts Series A common stock. In addition, directors, officers and employees of Crown Crafts and its subsidiaries may solicit proxies by mail, personal interview, telephone or telegraph without additional compensation therefor. Arrangements also will be made with brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of the Company’s Series A common stock not beneficially owned by them, for forwarding these proxy materials to, and obtaining proxies from, the beneficial owners of such stock entitled to vote at the annual meeting. Crown Crafts will reimburse these persons for their reasonable expenses incurred in doing so.

      Other Business; Adjournments. The Company does not expect that any matter other than the proposals presented in this proxy statement will be brought before the annual meeting. However, if other matters are properly presented at the annual meeting or any adjournment or postponement of the annual meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

Assistance

      If you need assistance in completing your proxy card or have questions regarding the annual meeting, please contact Olivia Woodyear at (225) 647-9124 or write to Ms. Woodyear at the following address: 916 South Burnside Avenue, Gonzales, Louisiana 70737.

PROPOSAL 1 — ELECTION OF DIRECTORS

Board of Directors

      The board of directors of Crown Crafts is responsible for establishing broad corporate policies of the Company and monitoring the Company’s overall performance. However, in accordance with corporate legal principles, the board of directors is not involved in the Company’s day-to-day operating matters. Members of the board are kept informed about the Company’s business by participating in board and committee meetings, by reviewing analyses and reports provided to them by the Company and through discussions with the chairman of the board and other officers of the Company.

Election of Directors

      Pursuant to the bylaws of the Company, the board of directors has fixed its membership at eight directors. The board of directors is divided into three classes of directors, with each class consisting of three members, except Class III, which consists of two members. One class of directors is elected to serve a three-year term at each annual meeting of the Company’s stockholders. At this year’s annual meeting of stockholders, three Class I directors will be elected to hold office until the 2007 annual meeting.

      The board of directors has unanimously nominated E. Randall Chestnut, William T. Deyo, Jr. and Steven E. Fox as Class I nominees for election to the board of directors. Each of these nominees presently serves on the board of directors of the Company.

      The proxy holder intends to vote “for” the election of the named nominees unless you have specifically indicated by proper proxy that your shares should be withheld from voting for any or all of these nominees. If at the time of the annual meeting of stockholders any nominee is unavailable or unwilling to serve as a director, the proxies will be voted for the remaining nominees and for any other person designated by the board of directors as a nominee.

Recommendation of the Board of Directors

      The board of directors unanimously recommends a vote FOR each of the Class I nominees.

Class I Nominees

      The following persons are the nominees for Class I directorships with terms ending in 2007.

Name	Age	Director Since

E. Randall Chestnut	56	1995
William T. Deyo	59	2001
Steven E. Fox	58	2001

      E. Randall Chestnut joined the Company in January 1995 as Vice President, Corporate Development. Since then, he has been an executive of the Company, and in July 2001 he was elected President, Chief Executive Officer and Chairman of the Board.

      William T. Deyo, Jr. has been a principal of Goddard Investment Group, LLC, a real estate investment firm, since 2000. He was Executive Vice President of NAI/Brannen Goddard Company, a real estate brokerage firm, from 1999 to 2000. From 1966 to 1999, he held various positions with Wachovia Bank in Atlanta, Georgia, serving last as Executive Vice President. Mr. Deyo also is Chairman of the Board of Fulton County (Georgia) Hospital Authority and a past member of the Board of Directors of the Center for Visually Impaired Foundation.

      Steven E. Fox is a partner in the law firm of Rogers & Hardin LLP, where he has practiced since 1976. He is a member of the Board of Directors of Athens Olympic Broadcasting S.A.

Continuing Directors

      The following persons are our Class II directors and Class III directors, with terms ending in 2006 and 2005, respectively.

Name	Age	Position with Company	Since	Current Term

CLASS II
Sidney Kirschner	69	Director	2001	Through 2006
Zenon S. Nie	53	Director	2001	Through 2006
William P. Payne	56	Director	2001	Through 2006
CLASS III
Donald Ratajczak	61	Director	2001	Through 2005
James A. Verbrugge	63	Director	2001	Through 2005

      Sidney Kirschner has been Chairman of the Board, President and Chief Executive Officer of Northside Hospital, Atlanta, Georgia since 1992. He is a member of the Board of Directors of Superior Uniforms, Inc.

      Zenon S. Nie is Chairman of the Board, President and Chief Executive Officer of the C.E.O. Advisory Board, a management consulting firm he founded in 2001. From 1993 to 2000, he was Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer of Simmons Company, a manufacturer and distributor of mattresses.

      William P. Payne has been a partner of Gleacher Partners LLC, an investment banking firm, since 2000. From 1998 to 2000, he was a Director of Healtheon/ WebMD Corporation and Vice Chairman and Director of Premiere Technologies, Inc., and was involved in web-based communications businesses. From 1997 to 1998, he was Vice Chairman of NationsBank (now known as Bank of America). From 1991 to 1997, he was President and Chief Executive Officer of the Atlanta Committee for the Olympic Games and an officer of Atlanta Centennial Olympic Properties. He is a member of the Board of Directors of each of Anheuser-Busch, Inc., Cousins Properties Incorporated, ILD Telecommunications, Inc., Jefferson Pilot Corporation and The

Commerce Club; a member of the Board of Trustees of the University of Georgia Foundation; and a member of the Board of Governors of the Georgia World Congress Center Authority.

      Dr. Donald Ratajczak is a consulting economist and the former Chairman and Chief Executive Officer of Brainworks Ventures, Inc., an enterprise development company he founded in 2000. He is also Regent’s Professor Emeritus and Robinson Fellow of the Robinson College of Business at Georgia State University and a consulting economist with Morgan Keegan and Co. From 1997 to 2000, he was Regent’s Professor of Economics at Georgia State University, and from 1973 to 1997, he was a Professor or Associate Professor in that department. He was also the founder and Director of the Economic Forecasting Center at Georgia State University from 1973 to 2000. He is a member of the Board of Directors of each of Ruby Tuesday, Inc., Assurance America, TBC Corporation and Regan Holdings, and is also a Trustee of the CIM High Yield Fund.

      Dr. James A. Verbrugge is Emeritus Professor of Finance in the Terry College of Business at the University of Georgia. He is also the Director of the Center for Strategic Risk Management at the University of Georgia. From 1976 to 2001, he was the Chairman of the Department of Banking and Finance in the Terry College of Business, and he held the Chair of Banking from 1992-2002. He is a member of the Board of Directors of each of eResource Capital Group, Inc. and InterCept, Inc., and also serves on the boards of two private companies.

Board Committees and Meetings

      Currently, the board of directors has two standing committees: the audit committee and the compensation committee. Committee membership and the responsibilities assigned by the board of directors to each of the committees are briefly described below.

      The board of directors met seven times during the last fiscal year. The audit committee met twice and the compensation committee met six times during that same period. In addition, the chairman of the audit committee met with the Company’s independent accountants three times during the last fiscal year. Each director attended at least 75% of the total number of meetings of the board and committees of which he was a member during fiscal year 2004. Six directors also attended the Company’s annual meeting held in fiscal year 2004, and all members of the Board have been requested to attend the annual meeting scheduled for August 10, 2004.

      The Company does not have a standing nominating committee or a charter with respect to the nominating process. The board is of the view that such a committee is unnecessary given the relatively small number of directors elected each year and the fact that all directors are considered by and recommended to the Company’s stockholders by the full board, which is comprised of a majority of independent directors. If the board appointed such a committee, its membership would consist of the independent directors or a subset of them. To date, all director nominees recommended to the stockholders have been identified by current directors or management, and the Company has never engaged a third party to identify director candidates. The board would also consider any director candidate proposed in good faith by a stockholder of the Company. To do so, a stockholder should send the director candidate’s name, credentials, contact information and his or her consent to be considered as a candidate to the secretary of the Company. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership (how many shares of the Company owned and for how long). The board will evaluate candidates based on financial literacy, knowledge of the Company’s industry or other background relevant to the Company’s needs, status as a stakeholder in the Company, “independence” for purposes of compliance with the rules of the SEC and National Association of Securities Dealers, Inc. and willingness, ability and availability for service.

     Audit Committee

      The primary purposes and general duties of the audit committee are set forth in the committee’s charter and include: monitoring the independence, performance and qualifications of the Company’s independent accountants; overseeing the Company’s financial disclosure and reporting, including reviewing with management and the Company’s independent accountants issues relating to the quality and integrity of the

Company’s consolidated financial statements and the related portions of periodic reports and other public disclosures; reviewing with management and the independent accountants the adequacy and effectiveness of the Company’s internal controls over financial reporting and disclosure controls and procedures; and reviewing any material arrangements of the Company that do not appear on the Company’s financial statements and any significant or unusual transactions or dealings with parties who are related to the Company. Other specific duties of the committee include overseeing, appointing and terminating, as appropriate, as well as approving, all services performed by, the independent accountants of Crown Crafts.

      The audit committee currently consists of Drs. Ratajczak (Chairman) and Verbrugge and Messrs. Deyo and Kirschner.

Compensation Committee

      The main purpose of the compensation committee is to establish, administer and review the Company’s total compensation and benefits policies and programs for the Company’s executives. In particular, the committee monitors and reviews the design and implementation of the Company’s compensation and incentive plans and reviews, approves and recommends corporate goals and objectives for, and employment and compensation arrangements with, Company executives. Additionally, the compensation committee makes recommendations to the Company’s board of directors and its stockholders, as appropriate, regarding incentive compensation plans and equity-based plans and provides oversight of the Company’s retirement, welfare and other benefits plans.

      The compensation committee currently consists of Messrs. Nie (Chairman), Fox and Payne.

Directors’ Compensation

      Each non-employee director is paid an annual cash retainer of $20,000 and committee chairmen are paid an additional $4,500 annual cash retainer. During fiscal year 2004, each non-employee director also received a cash fee of $2,000 for each board meeting attended and for each committee meeting held other than in conjunction with a board meeting. For each committee meeting that is held in conjunction with a board meeting, each committee member receives a cash fee of $1,000. Effective June 8, 2004, each non-employee director will receive $2,500 for each board meeting attended and an additional $2,500 for travel time associated with attending the Company’s annual meeting. Each non-employee director also receives an option grant to purchase 2,000 shares of the Company’s Series A common stock each year.

      Directors who are employees of Crown Crafts or its subsidiaries do not receive any compensation for their service as directors.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), requires the Company’s directors, executive officers and persons who own more than 10% of the common stock of the Company to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of the common stock. They are also required to furnish the Company with copies of all Section 16(a) forms they file with the SEC.

      To the Company’s knowledge, based solely on its review of the copies of such reports furnished to it and written representations that no other reports were required, during the fiscal year ended March 28, 2004, all of the Company’s officers, directors and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.

Code of Ethics

      The Company has adopted a code of ethics that is applicable to the Company’s chief executive officer and all senior financial officers, including the chief financial officer and principal accounting officer. The complete text of the code of ethics is available on the Company’s website at www.crowncrafts.com. The Company intends to post any amendments to or waivers from its code of ethics on its website.

Executive Officers

      The executive officers of the Company are as follows:

Name	Age	Position With Company

E. Randall Chestnut(1)	56	Chairman of the Board, President and Chief Executive Officer
Amy Vidrine Samson(2)	43	Vice President and Chief Financial Officer
Nanci Freeman(3)	46	President and Chief Executive Officer, Crown Crafts Infant Products, Inc.

(1)	Information about the business experience of Mr. Chestnut is set forth under “Proposal 1 — Election of Directors” above.

(2)	Ms. Samson joined the Company on July 23, 2001 as Vice President and Chief Financial Officer. Before joining the Company, she had served, since 1995, as Vice President of Finance and Operations of Hamco, Inc., a wholly owned subsidiary of the Company.

(3)	Ms. Freeman has been President and Chief Executive Officer of Crown Crafts Infant Products, Inc., a wholly owned subsidiary of the Company, since 1999.

      Subject to the terms of his or her employment agreement, each executive officer of the Company is elected or appointed by the board and holds office until such officer’s successor is elected or until such officer’s death, resignation or removal.

Audit Committee Report

      The audit committee of the Company’s board of directors is comprised of four directors, all of whom are independent within the meaning of the rules of the National Association of Securities Dealers, Inc. The board has determined that Dr. Donald Ratajczak is an audit committee financial expert within the meaning of regulations adopted by the SEC as a result of his accounting and related financial management expertise and experience. The main function of the audit committee is to ensure that effective accounting policies are implemented and that internal controls are in place to deter fraud, anticipate financial risks and promote accurate and timely disclosure of financial and other material information to the public markets, the board and the stockholders. The audit committee also reviews and recommends to the board the approval of the annual financial statements and provides a forum, independent of management, where the Company’s auditors can communicate any issues of concern. In performing all of these functions, the audit committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management and independent auditors, which, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

      The audit committee has adopted a formal, written charter, a copy of which is attached hereto as Appendix A, which has been approved by the full board and which specifies the scope of the audit committee’s responsibilities and how it should carry them out. The complete text of the audit committee charter is also available on the Company’s website at www.crowncrafts.com.

      The audit committee has reviewed and discussed with the Company’s management the audited financial statements of the Company for the fiscal year ended March 28, 2004. The audit committee has discussed with Deloitte & Touche LLP, the Company’s independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The audit committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the audit committee has discussed the independence of Deloitte & Touche LLP with that firm.

      Based on the aforementioned review and discussions with management and the Company’s auditors, and subject to the limitations on the role and responsibilities of the audit committee described above, the audit committee recommended to the board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2004.

      This report has been submitted by the audit committee.

Dr. Donald Ratajczak, Chairman
William T. Deyo, Jr.
Sidney Kirschner
Dr. James Verbrugge

      Pursuant to the regulations of the SEC, this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “1933 Act”), or the 1934 Act.

Executive Compensation

Summary of Executive Compensation

      The following table shows the compensation paid to or earned by the Company’s chief executive officer and its other executive officers whose annual salary and bonus exceeded $100,000 (the “Named Executive Officers”) during each of the Company’s last three fiscal years.

Summary Compensation Table

				Long-Term
				Compensation

		Annual Compensation		Restricted	Securities
	Fiscal			Stock	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Awards(2)	Options (#)	Compensation

E. Randall Chestnut	2004	$368,000	$221,000	$—	—	$—
Chairman of the Board, President	2003	363,000	210,000	—	—	—
and Chief Executive Officer	2002	332,000	445,000	67,000	—	—
Amy Vidrine Samson	2004	$174,000	$71,000	$30,000	—	$—
Vice President and	2003	166,000	64,000	—	—	—
Chief Financial Officer	2002	149,000	75,000	16,000	—	—
Nanci Freeman	2004	$245,000	$99,000	$30,000	—	$—
President and Chief Executive	2003	233,000	95,000	—	—	—
Officer, Crown Crafts	2002	220,000	122,000	23,000	—	—
Infant Products, Inc.

(1)	Bonuses for fiscal year 2002 included retention bonuses funded in November 2000 in conjunction with the sale of a division of the Company. The following retention bonus amounts were paid during fiscal 2002 as the executives were required to be employed through specified time periods: Mr. Chestnut — $225,000; Ms. Samson — $10,000; and Ms. Freeman — $32,000.

(2)	At March 28, 2004, Ms. Samson and Ms. Freeman each held 40,500 restricted shares of Series A common stock with a value of $22,275. The dollar amounts reported in the table above reflect the value of these shares on the date of grant, June 23, 2003. These shares vest on June 23, 2005. The Company does not expect to pay dividends on these shares.

Employment Agreements

      Mr. Chestnut has a Severance Protection Agreement for a two-year term renewable annually (so as to always be effective for two years after each renewal date), unless either party notifies the other of non-renewal in a timely manner, providing for payment of three times his compensation, acceleration of vesting of stock awards, repurchase by the Company of shares acquired on the exercise of stock options if he so elects, a cash payment sufficient to relieve him of any tax liability resulting from excise taxes on the payments to him and other benefits if his employment is terminated within two years of a Change in Control (as defined) and such termination is without cause (as defined) or for Good Reason (as defined).

      Mr. Chestnut, Ms. Samson and Ms. Freeman each have an employment agreement through March 31, 2005, in the case of Mr. Chestnut, and through April 30, 2005, in the case of Ms. Samson and Ms. Freeman, which automatically renews on a monthly basis unless either party to such agreement gives the other party to such agreement one year’s advance notice of non-renewal. Each agreement provides for annual salary and performance bonuses, as well as other benefits. If the Company terminates Mr. Chestnut’s employment without cause (as defined) or Mr. Chestnut terminates his employment for Good Reason (as defined), then Mr. Chestnut will be entitled to be paid the amounts provided in his Severance Protection Agreement. If the Company terminates the employment of either Ms. Samson or Ms. Freeman without cause (as defined) or either Ms. Samson or Ms. Freeman terminates her employment for Good Reason (as defined), then Ms. Samson or Ms. Freeman, as the case may be, will be entitled to her compensation for the greater of the remaining term of the agreement or one year plus an amount equal to her highest annual bonus for the three prior years. If there is a Change in Control (as defined), then each of Mr. Chestnut, Ms. Samson and Ms. Freeman may, under certain circumstances, elect to terminate their respective employment relationship with the Company and receive the foregoing benefits. Each of the employment agreements contains one-year post-employment non-competition provisions and provides for a continuity of compensation during that period if termination of employment was without cause or for Good Reason.

Option Exercises and Holdings

      The following table sets forth certain information with respect to stock options held by the Named Executive Officers, at March 28, 2004. No options were granted to or exercised by the Named Executive Officers during fiscal 2004.

	Number of Securities	Value of Unexercised
	Underlying Options	In-the-Money Options
	at 3/28/04	at 3/28/04(1)
	(Exercisable/	(Exercisable/
Name and Principal Position	Unexercisable)	Unexercisable)

E. Randall Chestnut	35,000/0	$0/$0
Chairman of the Board, President and
Chief Executive Officer
Amy Vidrine Samson	7,500/0	$0/$0
Vice President and Chief Financial Officer
Nanci Freeman	15,000/0	$0/$0
President and Chief Executive Officer,
Crown Crafts Infant Products, Inc.

(1)	Value is equal to the difference between the March 28, 2004 closing price of the Series A common stock and the exercise price, which is equal to the closing price on the date of grant.

Report of the Compensation Committee

      This report of the compensation committee sets forth the compensation committee’s compensation policies applicable to the Company’s chief executive officer and its other executive officers.

      The compensation committee is currently comprised of three non-employee directors: Messrs. Nie, Fox and Payne. No current member of the compensation committee has ever been an employee of the Company or any of its subsidiaries, and none is eligible to participate in any of the compensation plans that the compensation committee administers other than the Company’s Amended 1995 Stock Option Plan, under which each director receives an option grant to purchase 2,000 shares of the Company’s Series A common stock each year on the day after the Company’s annual meeting of stockholders. The compensation committee has overall responsibility to review, monitor and recommend compensation plans to the board for approval. In reviewing and approving executive compensation for key executives other than the chief executive officer, the committee reviews recommendations from the chief executive officer.

Policy and Objectives

      The fundamental philosophy of the compensation program of the Company is to motivate executive officers to achieve short-term and long-term goals through incentive-based compensation and to provide competitive levels of compensation that will enable the Company to attract and retain qualified executives.

      The Company’s executive compensation program consists primarily of three components. Of the three, only base salary is fixed. The other two components are incentive-based. The Company provides short-term incentives in the form of bonuses paid to employees pursuant to formulae established by the compensation committee based upon the Company’s annual operating results. The Company’s Amended 1995 Stock Option Plan provides long-term incentives to Plan participants.

      A key objective of the compensation committee is to assure that the total compensation of the Company’s executives is competitive. To this end, the compensation committee compared the compensation of the Company’s senior executives with the compensation provided to executives in comparable positions at a self-constructed group of peer companies. As the basis for its 2004 competitive review, the compensation committee, with assistance from an independent compensation consultant, determined the appropriate companies to include in the peer group, which included companies in addition to those included in the Company’s peer group index that appears in this proxy statement for stock performance purposes. In the committee’s view, this analysis helps to ensure that the total compensation provided to the Company’s senior executives is set at an appropriate level to reward, retain and attract a talented management team.

      The compensation committee meets annually to set goals and establish formulae for the awarding of bonuses, based upon numerous factors, including the Company’s projected operating results. The formulae are generally progressive, meaning that lower levels of profitability or sales growth by the Company result in a lower proportion of incentive compensation to pretax income than do higher levels of profitability or sales growth. The compensation committee has reserved the right to alter the formulae at any time to reflect changing conditions.

Short-Term Compensation

      Base Salary. The compensation committee targets the base salary for each executive officer, including the chief executive officer, at median market levels for the peer group. Base salaries are reviewed annually by the compensation committee. The compensation committee believes this policy is consistent with the overall philosophy as set forth above.

      Short-Term Incentives. The Company provides executives with an opportunity for competitive short-term compensation in the form of bonuses based upon the Company’s operating results for the fiscal year. The maximum amounts potentially realizable by the eligible executives are targeted to median bonus levels for the peer group and are earned only if the Company meets or exceeds certain performance objective(s) for the fiscal year. The Company’s earnings in fiscal year 2004 were above the minimum level required to earn incentive compensation.

Long-Term Compensation

      The Company’s compensation program includes long-term compensation in the form of periodic grants of stock options. Long-term compensation is offered only to those key employees who can make an impact on the Company’s long-term performance. The granting of stock options is designed to link the interests of the executives with those of the stockholders as well as to retain key executives. Stock option grants provide an incentive that focuses the executives’ attention on managing the Company from the perspective of an owner with an equity stake in the business. Stock options are tied to the future performance of the Company’s stock and will provide value only if the price of the Company’s stock increases after the stock option becomes exercisable and before it expires.

      In addition, in fiscal year 2002, restricted stock grants were awarded pursuant to the Company’s Restricted Stock Plan to Mr. Chestnut, Ms. Samson, Ms. Freeman and 13 other individuals who were involved in the restructuring of the Company. The Company awarded the remaining 91,000 shares under the Restricted Stock Plan equally to Ms. Samson and Ms. Freeman on June 23, 2003.

Compensation Paid to the Chief Executive Officer

      The compensation committee meets annually to evaluate the performance of the chief executive officer. The compensation paid in fiscal year 2004 to Mr. Chestnut was based on the factors generally applicable to compensation paid to executives of the Company as described in this Report.

      In reviewing Mr. Chestnut’s short-term incentive compensation, the compensation committee reviewed and considered Mr. Chestnut’s recent performance, his achievements in prior years, his achievement of specific short-term goals and the Company’s performance in fiscal year 2004. Mr. Chestnut’s base salary and bonus formula for fiscal year 2004 were approved based on this review process. Mr. Chestnut’s bonus formula, which was based on the Company’s operating results for fiscal year 2004, resulted in a bonus of $221,000 for fiscal year 2004.

      Additionally, Mr. Chestnut’s long-term compensation was determined by considering such factors as the overall long-term goals of the Company, performance trends, potential stock appreciation and actual performance, taking into consideration factors and conditions which affected that performance, both positively and negatively.

Tax Compliance Policy

      Certain provisions of the federal tax laws limit the deductibility of certain compensation for the chief executive officer and other executives to $1.0 million in applicable remuneration in any year. This provision has had no effect on the Company since its enactment because no officer of the Company has received $1.0 million in applicable remuneration in any year. Nonetheless, the presence of non-qualified stock options makes it theoretically possible that the threshold may be exceeded at some time in the future. In such a case, the Company intends to take the necessary steps to conform its compensation to qualify for deductibility. Further, the compensation committee intends to give strong consideration to the deductibility of compensation in making its compensation decisions for executive officers in the future, balancing the goal of maintaining a compensation program which will enable the Company to attract and retain qualified executives while maximizing the creation of long-term stockholder value.

      This report has been submitted by the compensation committee.

Zenon S. Nie, Chairman
Steven E. Fox
William P. Payne

      Pursuant to the regulations of the SEC, this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act.

Compensation Committee Interlocks and Insider Participation

      From March 31, 2003 through March 28, 2004, the compensation committee was comprised of Messrs. Nie (Chairman), Fox and Payne. There were no compensation committee interlocks.

Certain Transactions

      Mr. Fox, a director of the Company, is a partner in the firm of Rogers & Hardin LLP, which performed legal services for the Company in fiscal 2004 and is performing legal services for the Company in fiscal 2005 at customary rates.

Security Ownership of Management and Certain Beneficial Owners

      The following table sets forth certain information, based upon publicly-filed documents, regarding the number and percentage of shares of Series A common stock that are deemed to be “beneficially owned” under the rules of the SEC by (i) each director of the Company, (ii) the current executive officers of the Company named in the Summary Compensation Table included elsewhere herein, (iii) all officers and directors as a group, and (iv) all persons known to the Company who may be deemed beneficial owners of more than 5% of the outstanding shares of the Company’s common stock. An asterisk indicates beneficial ownership of less than one percent. Unless otherwise specified in the footnotes, the stockholder has sole voting and dispositive power over the shares of Series A common stock beneficially held.

	Number of
	Shares	Percentage of
	Beneficially	Outstanding
Name	Owned(1)	Shares

Michael H. Bernstein(2)	1,254,251	13.2%
c/o Jerry Sims, Esq Sims Moss Kline & Davis LLP Three Ravinia Drive, Suite 1700 Atlanta, Georgia 30346
Wynnefield Capital, Inc.	1,395,535	14.7%
450 Seventh Avenue, Suite 509 New York, New York 10123
Elizabeth Fishman(3)	526,085	5.5%
c/o Jerry Sims, Esq. Sims Moss Kline & Davis LLP Three Ravinia Drive, Suite 1700 Atlanta, Georgia 30346
E. Randall Chestnut(4)	461,103	4.8%
Amy Vidrine Samson(5)	148,112	1.6%
Nanci Freeman(6)	215,810	2.3%
William T. Deyo, Jr.(7)	7,001	*
Steven E. Fox(7)	7,001	*
Sidney Kirschner(7)	7,001	*
Zenon S. Nie(7)	7,001	*
William P. Payne(7)	7,001	*
Dr. Donald Ratajczak(7)	7,001	*
Dr. James A. Verbrugge(7)	7,001	*
All officers and directors as a group (10 persons)	874,032	9.1%

(1)	The number of shares beneficially owned and the percentage of ownership includes all options to acquire shares of Series A common stock that may be exercised within 60 days of June 11, 2004.

(2)	Includes 890,103 shares of Series A common stock owned individually by Mr. Bernstein, 98,912 shares held by Mr. Bernstein as custodian or trustee for his minor children as to which he disclaims beneficial ownership, 82,236 shares held by the Bernstein Family Foundation, a charitable foundation for which Mr. Bernstein acts as trustee, 118,000 shares owned by the estate of Inez Bernstein for which Mr. Bernstein is co-executor together with his sister and therefore shares voting and dispositive power, and 65,000 shares owned by a trust for which Mr. Bernstein is a trustee.

(3)	Includes 348,085 shares of Series A common stock owned individually, 118,000 shares owned by the estate of Inez Bernstein for which Ms. Fishman is co-executor together with her brother and therefore shares voting and dispositive power, and 60,000 shares owned by a trust for which Ms. Fishman is a trustee.

(4)	Includes 426,103 shares of Series A common stock owned individually by Mr. Chestnut and options to purchase 35,000 shares of Series A common stock.

(5)	Includes 140,612 shares of Series A common stock owned individually by Ms. Samson and options to purchase 7,500 shares of Series A common stock.

(6)	Includes 190,500 shares of Series A common stock owned individually by Ms. Freeman, 10,250 shares owned by her husband, 60 shares owned by her minor children and options to purchase 15,000 shares of Series A common stock.

(7)	Includes 5,000 shares of Series A common stock owned individually and options to purchase 2,001 shares of Series A common stock.

PERFORMANCE GRAPH

      The Performance Graph set forth below compares the cumulative total stockholder return on $100 invested in the Company’s Series A common stock for the five-year period ended March 28, 2004, with the cumulative total return on the same investment in the Standard & Poor’s 500 Stock Index and a peer group index over the same period. The graph assumes all dividends were reinvested.

      The peer group consists of OshKosh B’Gosh, Inc. and The First Years, Inc. The cumulative total stockholder return on the following graph is not necessarily indicative of future stockholder return.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG CROWN CRAFTS, INC., THE S & P 500 INDEX

AND A PEER GROUP

	Cumulative Total Return

	3/99	3/00	3/01	3/02	3/03	3/04

Crown Crafts, Inc.	100.00	26.98	8.01	9.25	9.66	10.89
S & P 500	100.00	117.94	92.38	92.60	69.67	94.14
Peer Group	100.00	84.73	120.41	190.82	130.11	140.52

*	$100 invested on 3/31/99 in stock or index-including reinvestment of dividends. Fiscal year ending March 31.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      Deloitte & Touche LLP currently serves as the Company’s independent accountants and conducted the audit of the Company’s consolidated financial statements for fiscal year 2004. The audit committee of the Company’s board of directors has appointed Deloitte & Touche LLP to serve as independent accountants to conduct an audit of the Company’s consolidated financial statements for fiscal year 2005.

      Appointment of the independent accountants of the Company is not required to be submitted to a vote of the stockholders of the Company for ratification under the laws of Delaware. However, the audit committee has recommended that the board of directors submit this matter to the stockholders of the Company as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the audit committee of the Company’s board will reconsider whether to retain Deloitte & Touche LLP and may retain that firm or another independent accounting firm without resubmitting the matter to the stockholders of the Company for their approval. Even if the appointment is ratified, the audit committee of the Company’s board may, in its discretion, direct the appointment of different independent accountants at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

      Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

      The following is a summary of the fees billed to the Company by Deloitte & Touche LLP for professional services rendered for the fiscal years ended March 28, 2004 and March 30, 2003:

Fee Category	Fiscal 2004 Fees	Fiscal 2003 Fees

Audit Fees	$107,000	$114,000
Audit Related Fees	—	—
Tax Fees	65,100	45,500
All Other Fees	—	—

Total Fees	$172,100	$159,500

Audit Fees

      Audit fees consist of fees billed for professional services rendered for the audit of the Company’s annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

      Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. There were no fees for services of this type paid to Deloitte & Touche LLP in fiscal 2004 or 2003.

Tax Fees

      Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance and custom and duties tax planning.

All Other Fees

      Other fees consist of fees for products and services other than the services reported above. There were no fees paid to Deloitte & Touche LLP in fiscal 2004 or 2003 that are not included in the above classifications.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

      All services provided by Deloitte & Touche LLP are subject to pre-approval by the Company’s audit committee. Before granting any approval, the audit committee must receive: (1) a detailed description of the proposed service; (2) a statement from management as to why they believe Deloitte & Touche LLP is best qualified to perform the service; and (3) an estimate of the fees to be incurred. Before granting any approval, the audit committee gives due consideration to whether approval of the proposed service will have a detrimental impact on the independence of Deloitte & Touche LLP.

Recommendation of the Board of Directors

      The board of directors of the Company unanimously recommends a vote FOR Proposal 2.

Where You Can Find More Information

      Crown Crafts is delivering with this proxy statement a copy of its Annual Report on Form 10-K for the year ended March 28, 2004. Crown Crafts files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, statements or other information at the SEC’s Public Reference Room at 450 Fifty Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Company’s SEC filings are also available to the public from commercial document retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

Stockholder Proposals

      Crown Crafts will hold an annual meeting in the year 2005. Pursuant to the Company’s bylaws and Rule 14a-8 under the 1934 Act, stockholders may present proper proposals for inclusion in the Company’s proxy statement with respect to such meeting. Under the Company’s bylaws, you must notify the Company’s secretary in writing not less than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting, of any proposals. Such notice must include (a) the name and address of the stockholder and the person or persons to be nominated as directors or a description of the business to be proposed; (b) the class and number of shares of the Company’s capital stock that are owned beneficially by such stockholder; and (c) as applicable, all information relating to such nominee or each matter of business to be proposed by such stockholder that would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or the matter been proposed, by the Board. In addition, your proposal must otherwise comply with Rule 14a-8 to be eligible for inclusion in the Company’s 2005 proxy statement. Even if the Company receives a proposal from a stockholder in a timely manner, it reserves the right to omit from its 2005 proxy statement any proposal that it is not required to include under the 1934 Act.

      You may write to the Secretary of Crown Crafts at the following address: Crown Crafts, Inc., 916 South Burnside Avenue, Gonzales, Louisiana 70737, Attn: Corporate Secretary.

      Whether or not you plan to attend the annual meeting, you are urged to complete, date and sign the accompanying proxy card and return it promptly to the Company in the enclosed postage-paid envelope. Stockholders who attend the annual meeting may vote their shares personally even though they have sent in their proxies.

By Order of the Board of Directors,

E. RANDALL CHESTNUT
Chairman of the Board, President
and Chief Executive Officer

Gonzales, Louisiana

July 13, 2004

APPENDIX A

CROWN CRAFTS, INC.

AUDIT COMMITTEE CHARTER

Purpose

      The primary purpose of the Audit Committee (the “Committee”) is to (a) assist the Board of Directors (the “Board”) in fulfilling its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent auditors’ qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditors; and (b) prepare any reports required by law to be prepared by the Committee, including any reports required to be included in the Company’s annual proxy statement and as otherwise required.

Membership

      The Committee must be composed of at least three (3) members of the Board, one (1) of whom shall be designated as the Chair. Each member of the Committee must possess the necessary skills in finance or accounting as required by the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the National Association of Securities Dealers, Inc. (“NASD”). In addition, at least one (1) member of the Committee shall possess such additional financial experience as required by the rules and regulations of the SEC and the NASD.

      Each member of the Committee shall qualify as independent under the rules and regulations of the SEC and the NASD.

Meetings and Procedures

      The Committee will meet at least two (2) times each year, with additional meetings held as deemed necessary.

      The Committee shall maintain written minutes or other records of its meetings and activities. Minutes of each meeting of the Committee shall be distributed to each member of the Committee. The Secretary of the Company shall retain the original signed minutes for filing with the corporate records of the Company.

      The Chair of the Committee shall report to the Board following meetings of the Committee and as otherwise requested by the Board.

Responsibilities

      The Committee shall carry out its responsibilities through its interactions and discussions with the Company’s management and independent auditors, as outlined below. The Committee may also engage independent counsel and other advisors, as it deems necessary.

      The Committee shall be the party to whom the independent auditors report and to whom they are ultimately accountable in connection with their audit of the Company’s annual financial statements and related services. In this regard, the Committee has sole authority for the appointment, compensation, retention and oversight of the work of the independent auditors and, where appropriate, for replacing the independent auditors. The Committee will review with the independent auditors any audit problems or disagreements between management and the independent auditors regarding accounting, financial reporting and related matters and management’s responses to such matters.

      The Committee will have full access to the Company’s books and records.

      As required by applicable laws and rules and regulations of the SEC, the Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

      In carrying out its responsibilities, the Committee shall be responsible for the following:

•	Fostering an environment conducive to open and frank discussion among management, the independent auditors and the Committee members.

•	Meeting periodically with management and the independent auditors in separate executive sessions to discuss matters which the Committee members or these groups believe should be discussed privately.

•	Providing feedback at least annually to the independent auditors on their performance.

•	Discussing at least annually with management and the independent auditors the adequacy and effectiveness of the Company’s internal controls over financial reporting, disclosure controls and procedures, the integrity of its financial reporting processes and the adequacy of its risk management programs and policies, including recommendations for any improvements in these areas.

•	Reviewing with the independent auditors their audit scope and plan with respect to their audit of the Company’s annual financial statements and their reviews of the Company’s unaudited quarterly financial statements, including any changes thereto.

•	Before the independent auditors are engaged by the Company or its subsidiaries to render audit or non-audit services, pre-approving the engagement as required by the rules and regulations of the SEC. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting.

•	Obtaining and reviewing at least annually a report from the independent auditors describing (i) the auditing firm’s internal quality control procedures and (ii) any material issues raised by the auditing firm’s internal quality control reviews, by peer reviews of the firm or by any governmental or other inquiry or investigation relating to the audit of the Company. The Committee will also review steps taken by the auditing firm to address findings in any of the foregoing reviews.

•	Reviewing and discussing with management the Company’s financial results, including a draft of the earnings press releases, prior to issuing the Company’s quarterly and year-end earnings press releases.

•	Reviewing and discussing with management and the independent auditors all significant matters related to the independent auditors’ review of the unaudited balance sheet and statement of operations prior to the issuance by the Company of any quarterly earnings press release.

•	Prior to the Company’s filing its Annual Report on Form 10-K (the “Form 10-K”), including the Management’s Discussion and Analysis of Financial Condition and Results of Operation section, with the SEC:

•	Reviewing and discussing the Company’s audited annual financial statements included in the Form 10-K with management and the independent auditors.

•	Discussing with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented.

•	Discussing all relationships between the independent auditors and the Company, as disclosed in the written statement provided by the independent auditors in accordance with the requirements of Independence Standards Board Standard No. 1, as modified or supplemented, which may impact the independence of the independent auditors and taking, or recommending that the Board take, appropriate action, if needed, to oversee the independence of the independent auditors.

•	Based on the results of the foregoing review and discussions, determining whether to recommend to the Board that such financial statements be included in the Form 10-K for filing with the SEC.

•	For the purposes of disclosure in the Company’s proxy statement:

•	Providing a report from the Committee to be included in the Company’s proxy statement related to the performance of certain of the Committee’s responsibilities, as required by the rules and regulations of the SEC.

•	Considering, if applicable, whether the independent auditors’ provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditors.

•	Establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters, as required by the rules and regulations of the SEC.

•	Reviewing with the independent auditors, as required by the rules and regulations of the SEC:

•	All critical accounting policies and practices used by the Company.

•	All alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors.

•	Other material written communications between the independent auditors and management.

•	Establishing policies for the hiring of employees or former employees of the independent auditors, as required by the rules and regulations of the SEC.

•	Reviewing and approving all related-party transactions, as required by the rules and regulations of the SEC.

•	Reviewing and approving any material off-balance sheet arrangements or other material financial arrangements of the Company that do not appear on the financial statements of the Company.

      The Committee shall conduct an annual evaluation of its effectiveness, review and reassess its charter at least annually, and submit any recommended changes to the Board for its consideration.

* * * * *

Adopted and effective as of June 8, 2004.

CROWN CRAFTS, INC.

Post Office Box 1028

Gonzales, Louisiana 70707-1028

This Proxy is Solicited on Behalf of the Board of Directors.

     The undersigned hereby appoints E. Randall Chestnut and Amy Vidrine Samson, and each of them, with full power of substitution, the proxies and attorneys of the undersigned at the Annual Meeting of Stockholders (the “Meeting”) of Crown Crafts, Inc. (the “Company”) to be held on August 10, 2004, at the Company’s headquarters, 916 South Burnside Avenue, Gonzales, Louisiana 70737, at 10:00 a.m., central daylight time, and at any adjournment or postponement thereof, and hereby authorizes them to vote as designated below at the Meeting all the shares of Series A Common Stock of the Company held of record by the undersigned as of June 11, 2004.

1.    Election of the following nominees to the Board of Directors in Class I for three-year terms of office:

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below
Class I: E. Randall Chestnut William T. Deyo Steven E. Fox

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) in the space provided below. If this proxy is executed by the undersigned in such manner as not to withhold authority to vote for the election of any nominee, this proxy shall be deemed to grant such authority.

2.	To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending April 3, 2005:

☐ FOR                ☐ AGAINST                ☐ ABSTAIN

(Continued and to be dated and signed on reverse side)

3.	To transact any other business that may properly come before the Meeting or any adjournment or postponement thereof:

☐ FOR                ☐ AGAINST                ☐ ABSTAIN

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED FOR THE PROPOSALS ABOVE.

     Receipt of the accompanying proxy statement dated                 , 2004 is hereby acknowledged.

Print Name(s):

Signature:

Signature If Held Jointly:
Dated:	, 2004

Please date and sign in the same manner in which your shares are registered. When signing as executor, administrator, trustee, guardian, attorney or corporate officer, please give full title as such. Joint owners should each sign.